UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 30, 2010

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 3, 2010, Radian Guaranty Inc. (“Radian Guaranty”), a wholly-owned subsidiary of Radian Group Inc. (the “Company”), sold its remaining equity interest in Sherman Financial Group LLC (“Sherman”) for approximately $172 million in cash pursuant to a Securities Purchase Agreement (the “Sherman Purchase Agreement”) dated as of May 3, 2010 between Radian Guaranty and Sherman. The Sherman Purchase Agreement terminated certain contractual rights of the Company’s subsidiaries, including the right to a future contingent payment that would have been payable to Radian Guaranty on December 31, 2013, or earlier upon the closing of a sale of Sherman, upon the achievement of certain criteria. The Sherman Purchase Agreement also contained representations and warranties of each party.

This summary of the Sherman Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Sherman Purchase Agreement, which is incorporated herein by reference to Exhibit 10.1.

Item 2.02.	Results of Operations and Financial Condition.

On May 4, 2010, the Company issued a news release announcing its financial results for the quarter ended March 31, 2010. A copy of this news release is furnished as Exhibit 99.1 to this report.

The information included in, or furnished with, this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference to this Item 2.02 in such filing.

Item 3.03.	Material Modification to Rights of Security Holders.

Effective April 30, 2010, the Board of Directors of the Company (the “Board”) adopted an amendment to the Company’s Amended and Restated By-Laws (the “By-Law Amendment”) to impose certain transfer restrictions on any shares of the Company’s common stock issued after that date. The Company has substantial net operating losses (“NOLs”), loss carryforwards and other tax attributes for United States (“U.S.”) federal income tax purposes (“tax benefits”) that can generally be used to offset its future taxable income and therefore reduce its U.S. federal income tax obligations. As of March 31, 2010, the Company had approximately $1.6 billion of NOL carryforwards. The Company’s ability to use these NOL carryforwards and other tax benefits, however, will be adversely affected if the Company has an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change will occur if the “five-percent shareholders,” as defined under Section 382 (a “Section 382 five-percent shareholder”), collectively increase their ownership in the Company (as determined for Section 382 purposes) by more than 50 percentage points over the lowest percentage of stock of the Company owned by such shareholders at any time during a rolling three-year testing period.

The transfer restrictions in the By-Law Amendment prohibit any person from transferring, directly or indirectly, any of the shares of common stock restricted by the By-Law Amendment if the transfer would (i) create or result in a person becoming a Section 382 five-percent shareholder or (ii) increase the stock ownership of any existing Section 382 five-percent shareholder.

The Board (or a committee thereof) has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the By-Law Amendment, if it determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

In addition to the By-Law Amendment, the Company has adopted the Amended and Restated Tax Benefit Preservation Plan, dated as of February 12, 2010 and as amended on May 3, 2010, between the Company and the Bank of New York Mellon, as rights agent (the “Tax Benefit Preservation Plan”) and proposed an amendment to the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) that contains substantially similar transfer restrictions as the By-Law Amendment. As described in the Company’s 2010 Proxy Statement filed on April 13, 2010, both the Tax Benefit Preservation Plan and the Charter Amendment have been submitted for approval by the Company’s stockholders at the 2010 Annual Meeting of Stockholders. If the Charter Amendment is not approved by the Company’s stockholders, the Charter Amendment will not become effective and the transfer restrictions in the By-Law Amendment will terminate immediately following the meeting. Additionally, if not approved by the Company’s stockholders, the Tax Benefit Preservation Plan will also terminate.

In general, the Tax Benefit Preservation Plan and the transfer restrictions contained in the By-Law Amendment and in the Charter Amendment will each terminate if (i) it is not re-approved by the Company’s stockholders every three years, (ii) the Board determines that the transfer restrictions contained therein are no longer necessary for the preservation of the tax benefits, or (iii) the Board determines that the potential limitation on the use of the tax benefits under Section 382 is no longer material to the Company, which the Board has agreed to review annually.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2010, the Board adopted the By-Law Amendment, which added a new Section 6.06 to the Company’s Amended and Restated By-Laws and imposes certain transfer restrictions on any shares of the Company’s common stock issued after the effective date of the By-Law Amendment. See the description set forth under Item 3.03, which is incorporated by reference herein, for a more complete description of the By-Law Amendment.

The By-Law Amendment was effective upon approval by the Board. The preceding description of the amendment is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.2(i) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2(i)	Amended and Restated By-Laws of Radian Group Inc., effective April 30, 2010.

10.1	Securities Purchase Agreement by and between Radian Guaranty Inc. and Sherman Financial Group LLC dated May 3, 2010.

99.1	Radian Group Inc. News Release dated May 4, 2010.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: May 4, 2010	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2(i)	Amended and Restated By-Laws of Radian Group Inc., effective April 30, 2010.

10.1	Securities Purchase Agreement by and between Radian Guaranty Inc. and Sherman Financial Group LLC dated May 3, 2010.

99.1	Radian Group Inc. News Release dated May 4, 2010.*

*	Furnished herewith.